SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    July 4, 2008



                                   Coach, Inc.
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             (Exact name of registrant as specified in its charter)


       Maryland                      1-16153                  52-2242751
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      (State of                    (Commission              (IRS Employer
    Incorporation)                 File Number)           Identification No.)


                    516 West 34th Street, New York, NY 10001
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               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
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              (Registrant's telephone number, including area code)




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Item 1.01: Entry into a Material Definitive Agreement.

     On July 4, 2008, Coach, Inc. ("Coach" or the "Company") entered into a Transition Employment Agreement (the "Agreement") with Keith Monda, a Director of the Company who retired from his position as Coach's President and Chief Operating Officer on the same day. Simultaneously with entering into the Agreement, Mr. Monda's existing employment agreement with the Company was terminated.

     Mr. Monda's Agreement provides that he will remain as a part-time employee of the Company from July 4, 2008 until August 31, 2009. Mr. Monda will receive a salary for his services (beginning July 4, 2008) of $14,819 per month. Under his agreement, Mr. Monda will not receive a cash bonus or any new equity compensation awards. Because Mr. Monda met the age and service criteria for retirement under the Company's retirement policy, his existing unvested equity awards (other than those awarded pursuant to his employment agreement, which were cancelled upon his retirement) will continue to vest and remain exercisable in accordance with their original terms.

     Mr. Monda will also remain eligible for Company-provided benefits during the period of his part-time employment. These benefits include the Company's group medical, dental, vision and executive life insurance plans and his leased automobile.

     Mr. Monda's Agreement contains certain standard restrictive covenants, including obligations not to compete with the Company or solicit any Company employee to leave his/her employment, through August 10, 2010.


Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 5, 2008, Jerry Stritzke, an Executive Officer of Coach, Inc., formally assumed the position of the Company's President and Chief Operating Officer, following Mr. Monda's retirement from that position on July 4.

     As previously reported in Coach's Current Report on Form 8-K filed with the Commission on March 12, 2008, Mr. Stritzke joined Coach as an executive officer in March 2008 with the intention of assuming the position of President and Chief Operating Officer upon Mr. Monda's retirement. Mr. Monda, who had served with the Company since June 1998, will remain as a member of Coach's Board of Directors.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2008

                                         COACH, INC.

                                         By:  /s/ Todd Kahn
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                                              Todd Kahn
                                              Senior Vice President, General
                                              Counsel and Secretary